Exhibit 99.1

Enertech International, Inc.

(Formerly, Saehan Enertech, Inc.)

Consolidated Financial Statements

December 31, 2007 and 2006

Report of Independent Auditors

To the Board of Directors and Stockholders of
Enertech International, Inc. (formerly, Saehan Enertech, Inc.)

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows present fairly, in all material respects, the financial position of Enertech International, Inc. (formerly, Saehan Enertech, Inc.) and its subsidiary (the “Company”) at December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

/s/ Samil PricewaterhouseCoopers
Seoul, Korea
December 24, 2008

Enertech International, Inc.
Consolidated Balance Sheets
As of December 31, 2007 and 2006
(In thousand of Korean Won, except per share data)

	2007		2006
ASSETS
Current assets:
Cash and cash equivalents	￦	2,969,751	￦	2,690,883
Restricted cash		4,052,512		3,890,000
Accounts receivable, net		7,968,769		8,186,526
Inventories		9,581,356		8,730,265
Prepaid value added taxes		195,264		566,915
Advance payments		206,814		334,164
Deferred income tax assets		72,888		82,180
Other current assets		548,597		633,655
Total current assets		25,595,951		25,114,588
Non-current restricted cash		52,500		152,500
Property, plant and equipment, net		18,500,625		21,493,279
Intangible assets		66,261		18,234
Deferred income tax assets		-		87,306
Other non-current assets		368,945		373,330
Total assets	￦	44,584,282	￦	47,239,237

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	￦	6,727,814	￦	5,579,809
Other payable		2,225,208		2,214,972
Short-term borrowings		9,056,501		14,689,256
Derivatives		218,697		123,731
Current portion of long-term borrowings		450,112		897,472
Convertible bonds		6,678,480		6,144,171
Current portion of bonds with warrants		1,020,559		-
Other current liabilities		351,270		215,667
Total current liabilities		26,728,641		29,865,078
Long-term borrowings, net of current portion		-		448,736
Bonds with warrants, net of current portion		-		853,734
Accrued severance benefit		963,700		957,951
Other long-term payable		51,200		200,492
Deferred income tax liabilities		1,912		-
Total liabilities		27,745,453		32,325,991

Commitments and contingencies		-		-
Minority interest		76,350		36,298

Stockholders’ equity:
Common stock, ￦500 par value; 60,000,000 shares authorized; 16,687,053 shares issued and outstanding at December 31, 2007 and 2006		8,343,527		8,343,527
Additional paid-in capital		8,337,831		8,337,831
Accumulated other comprehensive income		(258,023)		(266,213)
Retained earnings (accumulated deficit)		339,144		(1,538,197)
Total stockholders’ equity	￦	16,762,479	￦	14,876,948

Total liabilities and stockholders’ equity	￦	44,584,282	￦	47,239,237

The accompanying notes are an integral part of these financial statements.

Enertech International, Inc.
Consolidated Statements of Income
For the years ended December 31, 2007 and 2006
(In thousand of Korean Won)

	2007		2006
Sales	￦	54,052,057	￦	56,790,953
Cost of sales		45,474,187		51,546,233
Gross profit		8,577,870		5,244,720

Selling, general and administrative expenses		5,105,332		4,999,253
Research and development expenses		85,779		36,326
Depreciation and amortization		364,646		364,266
Income (loss) from operations		3,022,113		(155,125)
Other income (expense):
Interest income		270,905		188,666
Interest expense		(1,509,482)		(1,735,017)
Foreign currency gain, net		247,290		557,467
(Loss) gain on derivatives, net		(94,966)		957,764
Gain on extinguishment of bonds with warrants		-		2,154,699
Gain on disposal of investment assets, net		-		396,842
Other, net		135,768		23,590
Total other (expenses) income, net		(950,485)		2,544,011
Income before income taxes and minority interest		2,071,628		2,388,886
Income tax (expense) benefit		(154,952)		18,846
Minority interest in loss (gain) of consolidated subsidiary		39,335		(13,982)
Net income	￦	1,877,341	￦	2,421,714

The accompanying notes are an integral part of these financial statements

Enertech International, Inc.
Consolidated Statements of Cash Flows
For the years ended December 31, 2007 and 2006
(In thousand of Korean Won)

	2007		2006
Cash flows from operating activities:
Net income	￦	1,877,341	￦	2,421,714
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization		3,939,535		4,065,271
Provision for severance benefit		559,273		503,155
Deferred income taxes		99,119		1,689
(Gain) loss on disposal of property, plant and equipment, net		(18,000)		3,345
Interest expenses of bonds and amortization of bond issuance costs		630,561		786,364
Gain on extinguishment of bonds with warrants		-		(2,154,699)
Foreign currency loss (gain), net		46,528		(552,490)
Gain on disposal of investment assets, net		-		(396,842)
Loss (gain) on derivatives, net		94,966		(957,764)
Minority interest		39,335		(13,982)
Others		(80,197)		-
Changes in operating assets and liabilities:
Accounts receivable		404,321		(1,086,257)
Inventories		(941,669)		835,167
Prepaid value added taxes		371,651		418,290
Advance payments		127,790		490,993
Other current assets		91,418		169,931
Accounts payable		1,057,406		(4,238,003)
Derivatives		119,082		-
Other payable		(123,381)		(997,667)
Payments of severance benefit		(280,904)		(189,190)
Payments of severance insurance deposits		(272,620)		(136,245)
Other current liabilities		119,216		(757,609)
Net cash provided by (used in) operating activities		7,860,771		(1,784,829)

Cash flows from investing activities:
(Increase) decrease in restricted cash		(62,512)		691,178
Proceeds from disposal of other investments		-		797,983
Proceeds from disposal of property, plant and equipment		18,000		4,873
Purchase of property, plant and equipment		(935,038)		(1,460,023)
Purchase of intangible assets		(51,259)		(4,394)
Other, net		95		114,791
Net cash (used in) provided by investing activities		(1,030,714)		144,408

Cash flows from financing activities:
Increase in short-term borrowings		-		1,521,777
Payment of short-term borrowings		(5,656,557)		-
Payment of current portion of long-term borrowings		(897,472)		(924,160)
Net cash (used in) provided by financing activities		(6,554,029)		597,617

Effect of exchange rates on cash and cash equivalents		2,840		(120,371)
Net increase (decrease) in cash and cash equivalents		278,868		(1,163,175)
Cash and cash equivalents at beginning of periods		2,690,883		3,854,058

Enertech International, Inc.
Consolidated Statements of Cash Flows
For the years ended December 31, 2007 and 2006
(In thousand of Korean Won)

	2007		2008
Cash and cash equivalents at end of periods	￦	2,969,751	￦	2,690,883

Supplemental disclosure of cash flow information:
Interest paid	￦	723,469	￦	985,706
Income tax paid (refund)		80,598		(74,641)

Supplemental schedule of non-cash activities:
Reclassification of current portion of long-term borrowings		450,112		897,472
Reclassification of current portion of bonds with warrants		1,020,559		-
Issuance of common stock for exercise of warrants		-		4,077,790
Reduction in derivative liability related to exercise of warrants		-		1,024,416
Reduction of unamortized discount on bonds related to exercise of warrants		-		(1,032,350)
Reduction of accrued interest on bonds related to exercise of warrants		-		808,524
Reduction of deferred charges on bonds related to exercise of warrants		-		(59,526)
Total government grants received during the period		300,339		-

The accompanying notes are an integral part of these financial statements.

Enertech International, Inc.
Consolidated Statements of Stockholders’ Equity
(In thousand of Korean Won, except per share data)

	Common stock			Additional		Retained earnings (Accumulated		Accumulated other comprehensive		Total stockholders’
	Shares	Amount		paid-in capital		deficit)		income (loss)		equity
Balance at January 1, 2006	11,250,000	￦	5,625,000	￦	8,392,202	￦	(3,959,911)	￦	(202,960)	￦	9,854,331
Net income	-		-		-		2,421,714		-		2,421,714
Changes in accumulated translation adjustment	-		-		-		-		(63,253)		(63,253)
Comprehensive income											2,358,461
Issuance of common stock for exercise of warrants	5,437,053		2,718,527		(54,371)		-		-		2,664,156
Balance at December 31, 2006	16,687,053	￦	8,343,527	￦	8,337,831	￦	(1,538,197)	￦	(266,213)	￦	14,876,948
Net income	-		-		-		1,877,341		-		1,877,341
Changes in accumulated translation adjustment	-		-		-		-		8,190		8,190
Comprehensive income											1,885,531
Balance at December 31, 2007	16,687,053	￦	8,343,527	￦	8,337,831	￦	339,144	￦	(258,023)	￦	16,762,479

The accompanying notes are an integral part of these financial statements.

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

1.	Corporate information

Enertech International, Inc. (formerly, Saehan Enertech, Inc.) (the “Company”) was incorporated on March 29, 2001 under the laws of the Republic of Korea (“Korea”) to engage in manufacturing and processing lithium ion polymer batteries and battery packs. The Company has a majority-owned subsidiary, Emerging Power, Inc., in the United States, which is engaged in wholesale distribution of lithium ion polymer batteries and battery packs.

In March 2008, the name of the Company was changed from Saehan Enertech, Inc. to Enertech International, Inc.

2.	Summary of significant accounting policies

Basis of presentation
The consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Significant accounting policies followed by the Company in the presentation of the accompanying financial statements are summarized below.

Use of estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and disclosure. The most significant accounting estimates and assumptions relate to the useful life of property, plant and equipment, revenue recognition, allowances for doubtful accounts, inventory valuation, impairment of long-lived assets, stock valuation and deferred tax assets. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from the estimates.

Translation of foreign currency
The functional and reporting currency of Enertech International, Inc. is Korean Won. The functional currency of Emerging Power, Inc., the subsidiary, is U.S. Dollar. The financial statements of the subsidiary are translated into the Korean Won in accordance with Statements of Financial Accounting Standards, No. 52 Foreign Currency Translation. All the assets and liabilities are translated to the Korean Won at the end-of-period exchange rates. Capital accounts are determined to be a permanent nature and are therefore translated using historical exchange rates. Revenues and expenses are translated using average exchange rates. Foreign currency translation adjustments arising from differences in exchange rates from period to period are included in the foreign currency translation adjustment account in accumulated comprehensive income (loss) of stockholders’ equity. Transactions in currencies other than the functional currency are included as a component of other income (expense) in the statement of operations.

Cash and cash equivalents
Cash and cash equivalents consist of highly liquid investments with an original maturity of three months or less at the date of purchase.

Current and non-current restricted cash
As of December 31, 2007 and 2006, time deposits amounting to ￦4,105 million and ￦4,043 million, respectively, were pledged to guarantee short-term and long-term borrowings from banks. As of December 31, 2007, the Company classified the bank deposits of ￦43 million received from the Korean government that are to be used only for specific research and development activities, including reimbursements of R&D expenses and acquisitions of property, plant and equipment, as restricted cash.

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

Allowance for doubtful accounts
The Company provides an allowance for doubtful accounts in consideration of the estimated loss that may arise from non-collection of its receivables. The estimate of loss, if any, is based on a review of the aging and current status of the outstanding individual receivables.

Inventories
Inventories are stated at the lower of cost or market (net realizable value). Cost is determined using the weighted-average method, except for materials in-transit which are stated at cost by the specific identification method. If net realizable value is less than cost at the balance sheet date, the carrying amount is reduced to the net realizable value, and the difference is recognized as a loss on valuation of inventories within cost of sales. Inventory reserves are established when conditions indicate that the net realizable value is less than cost due to physical deterioration, obsolescence, changes in price levels or other causes.

Property, plant and equipment

Property, plant and equipment are stated at cost (net of related government grants received), net of accumulated depreciation. Depreciation is computed using the straight-line method over the following estimated useful lives of the assets as set forth below.

Description	Estimated Useful Lives

Buildings	30 years
Machinery and equipment	5 ~ 8 years
Vehicles	4 ~ 7 years
Furniture and fixtures	3 ~ 7 years

The acquisition cost of an asset consists of its purchase price and any directly attributable cost of bringing the asset to working condition for its intended use.

Maintenance and repairs are expensed in the year in which they are incurred. Expenditures which enhance the value or extend the useful life of the related assets are capitalized. The Company received government grants to purchase certain machineries and equipments for specific use in certain research.

Borrowing costs incurred during the construction period of assets are capitalized as part of the related assets.

Intangible assets
Intangible assets, consisting of patent, are stated at cost (net of related government grants received), net of amortization. Amortization is computed using the straight-line method over ten years, the estimated useful lives of the assets.

Impairment of long-lived assets
The Company reviews property, plant and equipment and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability is measured by a comparison of its carrying amount with the future cash flows the assets are expected to generate. If such assets are considered to be impaired, the impairment is measured as the amount by which the carrying amount of the assets exceeds the present value of the future cash flows generated by the respective long-lived assets.

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

Revenue recognition
Revenue is recognized when the persuasive evidence of a sales arrangement exist, the product has been delivered and title and risk of loss have transferred, the price is fixed or determinable, collection of resulting receivables is considered reasonably assured. Utilizing these criteria, product revenue is recognized upon delivery of the product at the customer’s location when the risks and rewards of ownership have passed to the customer.

Income taxes
The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company’s financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based upon the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Comprehensive income
The Company has applied SFAS No. 130, Reporting Comprehensive Income, which requires that all components of comprehensive income (loss), including net income (loss), be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources.  Foreign currency translation adjustments are comprehensive income, which is included in comprehensive income (loss) together with net income in the statement of stockholders’ equity.

Government grants
As part of the Korean government’s initiative to promote and encourage the development of start-up companies in certain high technology industries, high technology start-up companies with industry leading technology or products are eligible for government grants. Government grants received by the Company from the Korean government to assist with specific research and development activities are deducted from those research and development costs incurred, in the period in which the related expenses are incurred, to the extent that such grants are not subject to repayment. Government grants which are subject to repayment are recorded as other payables. Grants used for the acquisition of property, plant and equipment and intangible assets were deducted from the acquisition costs of the acquired assets and amortized over the useful lives of the related assets.

Accrued severance benefit
Employees and directors with one year or more of service are entitled to receive a lump-sum payment upon termination of their employment with the Company based on the length of service and rate of pay at the time of termination. The annual severance benefit expense charged to operations is calculated based upon the net change in the accrued severance benefit payable at the balance sheet date based on the guidance of Emerging Issues Task Force (“EITF”) No. 88-1, Determination of Vested Benefit Obligation for a Defined Benefit Pension Plan. The annual accrued benefit expensed for the years ended December 31, 2007 and 2006 amounted to ￦559,273 thousand and ￦503,155 thousand, respectively.

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

Accounting for derivative instruments

The Company applies the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), as amended. This Statement requires to recognize all derivative instruments as either assets or liabilities measured at fair value.

Under the provisions of SFAS 133, the Company may designate a derivative instruments as hedging the exposure to variability in expected future cash flows that are attributable to a particular risk (a “cash flow hedge”) or hedging the exposure to changes in the fair value of an asset or a liability (a “fair value hedge”). Special accounting for qualifying hedges allows the effective portion of a derivative instrument’s gains and losses to offset related results on the hedged item in the consolidated statements of operations and requires that a company formally document, designate and assess the effectiveness of the transactions that receive hedge accounting treatment. Both at the inception of a hedge and on an ongoing basis, a hedge must be expected to be highly effective in achieving offsetting changes in cash flows of fair value attributable to the underlying risk being hedged. If the Company determines that a derivative instrument is no longer highly effective as a hedge, it discontinues hedge accounting prospectively and future changes in the fair value of the derivative are recognized in current earnings. The Company assesses hedge effectiveness at the end of each quarter. The Company has not elected to designate any derivative instruments as hedges for the years ended December 31, 2007 or 2006.

In accordance with SFAS 133, changes in the fair value of derivative instruments that are cash flow hedges are recognized in accumulated other comprehensive income (loss) and reclassified into earnings in the period in which the hedged item affects earnings. Ineffective portions of a derivative instrument’s change in fair value are immediately recognized in earnings. Derivative instruments that do not qualify, or cease to qualify, as hedges must be adjusted to fair value and the adjustments are recorded through net income.

Stock-based compensation

Effective January 1, 2006, the Company adopted SFAS No. 123R, Share-Based Payment (“SFAS 123R”) using the modified prospective method. Prior to the adoption, the Company accounted for awards granted under its equity incentive plans using the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). The Company did not recognize stock-based compensation in its consolidated statements of operations under APB 25 as its stock-based awards were granted with an exercise price greater than the market value of the underlying common stock on the date of grant.

Under the modified prospective method of SFAS 123R, stock-based compensation expense recognized in the consolidated statements of operations beginning in fiscal year 2006 includes compensation expense for stock-based awards granted prior to, but not yet vested as of January 1, 2006 and compensation expense for stock-based awards granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. Stock option grants are valued using the Black-Scholes valuation model. The Company recognizes stock-based compensation, net of estimated forfeitures, over the service period of its stock-based awards using a straight-line attribution method.

As all previously granted awards were fully vested as of January 1, 2006 and no new awards were granted during the years ended December 31, 2006 and 2007, no stock-based compensation expense is recognized for the years ended December 31, 2007 and 2006.

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

Recent accounting pronouncements

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), which requires that realization of an uncertain income tax position must be more likely than not before it can be recognized in the financial statements.  FIN 48 further prescribes the benefit to be recorded in the financial statements as the amount cumulatively more likely than not to be realized assuming a review by tax authorities having all relevant information and applying current conventions.  The Interpretation also clarifies the financial statement classification of tax-related penalties and interest and sets forth new disclosures regarding unrecognized tax benefits.  On January 23, 2008 at the FASB Board meeting, the FASB deferred the effective date of FIN 48 for nonpublic enterprises, except for nonpublic consolidated subsidiaries of public enterprises that apply US GAAP. In addition, on December 17, 2008, the FASB further deferred the effective date of FIN 48 for nonpublic enterprises until annual periods beginning after December 15, 2008.  The Company has elected to adopt FSP FIN 48-b and will be deferring the adoption of FIN 48 until the issuance of the 2009 annual financial statements. The Company is still evaluating the impact of FIN 48 on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157 Fair Value Measurements (“SFAS 157”), which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. In February 2008, the FASB decided that an entity need not apply this standard to non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis until 2009  SFAS 157 is effective for fiscal years beginning after November 15, 2007 for financial assets and liabilities and for fiscal years beginning after November 15, 2008, for non-financial assets and liabilities. Earlier adoption is permitted, provided the Company has not yet issued financial statements, including for interim periods, for that fiscal year. The Company does not expect the adoption of SFAS 157 to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159 The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which provides companies with an option to report selected financial assets and liabilities at fair value in an attempt to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. This Statement is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. The Company is currently evaluating the impact that the adoption may have on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combination (“SFAS 141R”), which establishes principles and requirements for how the acquirer in business combinations should recognize and measure identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS 141R to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements-An amendment of ARB No. 51 (“SFAS 160”). SFAS 160 requires that ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. It also requires companies to clearly identify and present on the face of the consolidated statement of income, the amount of consolidated net income attributable to the parent and to the non-controlling interest. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company does not expect the adoption of FAS 160 to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). The new standard is intended to help investors better understand how derivative instruments and hedging activities affect an entity’s financial position, financial performance and cash flows through enhanced disclosure requirements. The enhanced disclosures include, for example:

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

•	A tabular summary of the fair values of derivative instruments and their gains and losses;

•	Disclosure of derivative features that are credit-risk-related to provide more information regarding an entity’s liquidity; and

•	Cross-referencing within footnotes to make it easier for financial statement users to locate important information about derivative instruments.

SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company does not expect the adoption of FAS 161 to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with US GAAP for nongovernmental entities. SFAS 162 establishes that the US GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with US GAAP. SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with US GAAP. The Company does not expect the adoption of SFAS 162 to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

 3. Accounts receivable

Accounts receivable as of December 31, 2007 and 2006 consist of the following:

(in thousand of Korean Won)	2007	2006

Accounts receivable	8,937,167	9,218,099
Less: Allowance for doubtful accounts	(968,398)	(1,031,573)
Balance at the end of year	7,968,769	8,186,526

As of December 31, 2007 and 2006, ￦5,529,403 thousand and ￦7,092,667 thousand, respectively, of accounts receivable were denominated in various foreign currencies, mostly in U.S. Dollars.

The changes in the allowance for doubtful accounts for the years ended December 31, 2007 and 2006 are as follows:

(in thousand of Korean Won)	2007	2006

Beginning balance	1,031,573	775,978
Provision for bad debt	37,259	344,135
Write-offs	(100,825)	(75,719)
Translation adjustment	391	(12,821)
Balance at the end of year	968,398	1,031,573

4.  Inventories

Inventories as of December 31, 2007 and 2006, consist of the following:

(in thousand of Korean Won)	2007		2006

Merchandise	￦	1,613	￦	79,978
Finished goods		6,978,642		5,972,197
Work in process		519,992		507,806
Raw materials and supplies		2,782,824		3,576,039
Materials in-transit		15,750		50,479
		10,298,821		10,186,499
Less: valuation allowance		(717,465)		(1,456,234)
	￦	9,581,356	￦	8,730,265

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

5.  Other current assets

Other current assets as of December 31, 2007 and 2006 consist of the following:

(in thousand of Korean Won)	2007		2006

Non-trade accounts receivable	￦	82,225	￦	297,448
Accrued interest		105,848		101,456
Prepaid expenses		360,524		234,751
Total	￦	548,597	￦	633,655

6.  Property, plant and equipment

Property, plant and equipment as of December 31, 2007 and 2006 consist of the following:

(in thousand of Korean Won)	2007		2006

Buildings	￦	6,297,012	￦	6,268,117
Machinery and equipment		23,081,047		22,542,311
Furniture and fixtures		5,651,723		5,283,365
Vehicles		200,588		199,803
		35,230,370		34,293,596
Less: accumulated depreciation		(18,345,551)		(14,416,123)
Land		1,615,806		1,615,806
Property, plant and equipment, net	￦	18,500,625	￦	21,493,279

Aggregated depreciation expenses totaled ￦3,931,888 thousand and ￦4,054,098 thousand for the years ended December 31, 2007 and 2006, respectively.

As of December 31, 2007, land and buildings were pledged as collateral for various bank loans and loan facility agreements for up to an aggregate maximum of ￦24,820 million and US$1,536 thousand (Note 8).

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

7.  Other non-current assets

Other non-current assets as of December 31, 2007 and 2006 consist of the following:

(in thousand of Korean Won)	2007		2006

Non-marketable equity securities	￦	250,096	￦	250,096
Leasehold deposits		107,620		107,496
Deferred charges		4,223		8,648
Other		7,006		7,090
Total	￦	368,945	￦	373,330

Non-marketable securities are carried at cost as their fair values are not readily determinable.

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

8.      Short-term and long-term borrowings

Short-term borrowings

Short-term borrowings as of December 31, 2007 and 2006 consist of the following:

	Annual Interest
(in thousand of Korean Won)	Rate (%)
	2007	2007		2006

Trade financing	5.60 ~ 8.70	￦	7,855,500	￦	11,101,600
General term loans	6.81		421,000		1,571,640
Letter of credit	1.08		780,001		2,016,016
		￦	9,056,501	￦	14,689,256

The Company maintains bank overdraft facilities amounting to ￦2,000 million with Korea Exchange Bank as of December 31, 2007. Certain bank deposits and land and buildings are pledged as collateral for the above loans.

Long-term borrowings

Long-term borrowings as of December 31, 2007 and 2006 consist of the following:

	Annual Interest
(in thousand of Korean Won)	Rate (%)
	2007	2007		2006

Won currency loans	Libor+4.5	￦	300,000	￦	900,000
Foreign currency loans	Libor+1.5		150,112		446,208
			450,112		1,346,208
Less: Current portion			(450,112)		(897,472)
		￦	-	￦	448,736

Certain bank deposits, land and buildings are provided as collateral to guarantee the payments of the above debt. Foreign currency loans are denominated in U.S. Dollars amounting to US$160,000 and US$480,000, as of December 31, 2007 and 2006, respectively.

As of December 31, 2007, the Company has trade financing agreements of ￦11,938 million and agreements on letters of credit amounting to US$4,400 thousand.

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

9.  Convertible bonds

On October 21, 2005, the Company issued US$6,000 thousand convertible bonds maturing October 21, 2006 which are convertible into common stock of the Company at a conversion price of ￦1,500 per share. According to the bond agreement, the number of shares to be issued due to conversion is determined using the spot exchange rate on the day immediately proceeding the date of conversion. As a result, the total number of common shares to be issued upon conversion fluctuates with the change in exchange rate. The bonds are convertible at any point prior to their maturity and the convertible bonds accrue interest at 8.5% per annum which is payable at maturity if the bonds are not converted prior to their maturity. The bonds were extended several times—for six months on October 21, 2006, for six months on April 21, 2007 and for three months on October 21, 2007—without extending conversion option. The conversion options expired on October 21, 2006 without being exercised.

The conversion options above qualified as a derivative instrument under the provisions of SFAS 133 and EITF No. 00-19 and were separated and accounted for as derivatives at their fair value of ￦151,980 thousand as of the issuance date.  The derivative was subsequently marked to market with the movement in the fair value recorded as a gain on derivatives through 2006, when the conversion options expired.

The outstanding convertible bonds as of December 31, 2007 and 2006 are as follows:

(in thousand of Korean Won)	2007		2006
Maturity year	2008		2007
Coupon rate		0%		0%
Yield to maturity (annual)		8.5%		8.5%
Convertible bond	￦	5,629,200	￦	5,577,600
Add: accrued interest		1,049,280		566,571
Total	￦	6,678,480	￦	6,144,171

On January 25, 2008, after the expiration of the above convertible bonds on January 21, 2008, the Company issued US$9,173 thousand convertible bonds maturing January 24, 2013 which are convertible into common stock of the Company at a conversion price of ￦750 per share. According to the bond agreement, the conversion ratio is fixed to 11,564,092 shares if fully converted. The bonds are convertible from 3 months after its issuance date and until one month prior to the maturity date. The convertible bonds accrue interest at 8.5% per annum which is payable at maturity if the bonds are not converted prior to their maturity.

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

10. Bond with warrants

On December 15, 2003, the Company issued US$5,000 thousand bonds maturing December 15, 2008 with detachable stock purchase warrants. The warrants are exercisable by the holders to purchase common stock from March 15, 2004 to November 15, 2008 and their exercise price at inception is ￦2,000 per share but is adjusted in subsequent periods based upon the Company’s achievement of specified business targets. However, the exercise price may not be reduced below ￦750 per share. The exercise price of the warrants can be paid either by cash or by the holder tendering the equivalent amount of bonds to settle the exercise price. According to the bond agreement, the number of exercisable shares is determined using the spot exchange rate on the subscription date. As a result, the total number of common shares to be issued upon exercise fluctuates with the change in exchange rate. The bonds accrue interest at 8.5% per annum which is payable at maturity. The bonds also have a put option that can accelerate the settlement of the bonds if certain conditions are not met. Any bondholder may request the Company to redeem all or portion of the bonds at the principal amount plus the interest accrued up to the exercise date of the put option.

The warrants and put options qualified as derivative instruments under the provisions of SFAS 133 and EITF No. 00-19, respectively. The Company separately accounted for the warrants and put options as derivatives at their fair value of ￦1,112,813 thousand and ￦983,873 thousand, respectively, as of the issuance date and subsequently marked to market these instruments periodically.

On March 13, 2006, 83% of warrants were exercised and as allowed under the agreement, the bonds in the principal amount of US$4,150 thousand were tendered for exercise of warrants into shares of the Company’s common stock. Effectively, 83% of the warrants exercised and the put option dismissed related to the bonds tendered were no longer treated as derivatives. The fair value of each derivative was marked to market on the date of the exercise and a gain or loss on derivatives was recorded. Upon the exercise of warrants and the tendering of the bonds as payment of the exercise price, the Company recognized ￦2,154,699 thousand of gain on extinguishment of bond and issued 5,437 thousand shares of common stock.

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

The outstanding bonds with stock purchase warrants as of December 31, 2007 and 2006 are as follows:

(in thousand of Korean Won)		Coupon Rate/
		Yield to Maturity
	Maturity Year	(Annual)	2007		2006

Bond with stock purchase warrants	2008	0% / 8.5%	￦	797,470	￦	790,160
Discount				(95,937)		(164,727)
Add: long-term accrued interest				319,026		228,301
Net				1,020,559		853,734
Less: portion due within one year				(1,020,559)		-

Long-term portion			￦	-	￦	853,734

A summary of the changes in the balance of the derivative liability from above mentioned instruments as of December 31, 2007 and 2006 are as follows:

(in thousand of Korean Won)

	2007		2006		Gain (loss)
Warrants	￦	68,222	￦	53,014	￦	15,208
Put option		31,392		70,716		(39,324)

11. Derivatives

In 2007, the Company entered into a derivative contract amounting to US$7,500 thousand with Korea Exchange Bank for managing exposures to foreign currency primarily to hedge the foreign exchange rate risk arising from accounts receivable from Emerging Power, Inc. This derivative instrument is measured at fair value and as it is not designated as a hedge based on the criteria established by SFAS 133, a gain or loss from changes in their fair value is recognized in earnings. For the year ended December 31, 2007, realized loss in the derivative transactions is ￦1,265 thousand and as of December 31, 2007 and for the year ended December 31, 2007, the related liability and a loss recognized from changes in its fair value amounted ￦119,082 thousand.

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

12. Other current liabilities

Other current liabilities as of December 31, 2007 and 2006 consist of the following:

(in thousand of Korean Won)	2007		2006

Withholdings	￦	48,293	￦	45,675
Advances		273,230		68,838
Accrued expenses		29,747		101,154
	￦	351,270	￦	215,667

13. Other long-term payables

As part of the Korean government’s initiative to promote and encourage the development of start-up companies in certain high technology industries, high technology start-up companies with industry leading technology or products are eligible for government grants. Certain grants are refundable, depending on the successful development and commercialization of the technology or products, and a company receiving such government grant is required to refund mostly 20% of the grants received for such development. The Company records such refundable government grants received as other long-term payables.

14. Accrued severance benefit

The changes in accrued severance benefit for the years ended December 31, 2007 and 2006 are as follows:

(in thousand of Korean Won)	2007		2006

Balance at the beginning of year	￦	1,457,803	￦	1,143,838
Provision for severance benefit		559,273		503,155
Actual severance payments		(280,904)		(189,190)
		1,736,172		1,457,803
Less: Severance insurance deposits		(772,472)		(499,852)
Balance at the end of year	￦	963,700	￦	957,951

The severance benefit is funded at approximately 44.5% as of December 31, 2007 (2006: 34.3%), through a severance insurance deposit with Korea Development Bank and Korea Exchange Bank for the payment of severance benefit, and the deposits are deducted from accrued severance benefit liabilities. The beneficiaries of severance insurance deposits are the Company’s employees.

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

15. Income taxes

The Company’s income tax expenses are composed of domestic (Korea) and foreign income taxes depending on the relevant tax jurisdiction. The components of income tax expense are as follows:

(in thousand of Korean Won)
	2007		2006
Income (loss) before income taxes:
Domestic	￦	1,654,446	￦	2,500,943
Foreign		417,182		(112,057)
	￦	2,071,628	￦	2,388,886
Current income taxes:
Domestic	￦	-	￦	-
Foreign		6,907		(20,535)
	￦	6,907	￦	(20,535)
Deferred income taxes:
Domestic	￦	-	￦	-
Foreign		148,045		1,689
	￦	148,045	￦	1,689
Total income tax expense (benefit)	￦	154,952	￦	(18,846)

A summary of the deferred tax assets and liabilities as of December 31, 2007 and 2006 is as follows:

	2007		2006
Deferred tax assets:
Severance benefit	￦	314,574	￦	248,277
Allowance for doubtful accounts		241,592		233,001
Inventories		359,740		437,488
Derivative liabilities		309,066		315,698
Convertible bonds		7,207		-
Tax loss carryforwards		142,8921		622,053
Tax credit carryforwards		1,797,090		2,005,097
Other		231,547		428,171
Total gross deferred tax assets		3,403,708		4,289,785
Less: valuation allowance		(2,756,425)		(3,511,813)
Net deferred tax assets		647,283		777,972

Deferred tax liabilities:
Bonds with warrants		(288,991)		(313,173)
Convertible bonds		-		(83,041)
Deposits for severance benefit		(212,430)		(137,459)
Other		(74,886)		(74,813)

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

	2007		2006
Total gross deferred tax liabilities		(576,307)		(608,486)
Net deferred tax assets	￦	70,976	￦	169,486

A valuation allowance on deferred income tax assets is recognized when it is more likely than not that the deferred tax assets will be realized. Realization of the future tax benefit related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the period during which the temporary differences reverse, the outlook for the economic environment in which the Company operates, and the overall future industry outlook. Based upon analysis of these factors, the Company has recorded a valuation allowance of ￦2,756,425 thousand and ￦3,511,813 thousand, on its consolidated net deferred tax assets at December 31, 2007 and 2006, respectively.

At December 31, 2007, the Company had approximately ￦519,606 thousand and ￦1,970,305 thousand of tax loss and tax credits carryforwards, respectively, available to offset future taxable income and income taxes. Tax loss and credit carryforwards expire in varying amounts starting from 2008 to 2012 as follows:

 (in thousand of Korean Won)

Year	Tax loss carryforwards		Tax credit carryforwards
2008	￦	-	￦	476,031
2009		-		1,067,250
2010		519,606		231,388
2011		-		106,200
2012		-		89,436

	￦	519,606	￦	1,970,305

The provision for income taxes differs from the amount computed by applying the Korean statutory income tax rate to income before income taxes. The sources of the differences are permanent differences, valuation allowance changes affecting the provision for income taxes, different statutory tax rate in subsidiary and other.

Undistributed earnings of the Company’s foreign subsidiaries amounted to approximately ￦227,396 thousand at December 31, 2007. Those earnings are considered to be indefinitely reinvested; accordingly, no provision for Korean income taxes has been provided thereon. Determination of the amount of unrecognized deferred Korean income tax liability is not practicable due to the complexities associated with its hypothetical calculation.

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

16. Stock-based compensation

As of December 31, 2007 and 2006, the Company has a stock-based compensation plan in which stock options are granted to the Company’s directors and employees who have contributed to the Company’s establishment, management or innovation in technology, or who are expected to make such contributions. Stock options are only granted if approved by a special resolution at the Company’s stockholders’ meeting. Additionally, the total number of shares into which the options are exercisable may not exceed 10% of the total number of the Company’s then issued and outstanding shares.

Stock options granted in 2001 vest over a two-year period and are exercisable over a four-year period after three years from the grant date. Stock options granted in 2003 vest over a two-year period and are exercisable over a seven-year period after two years from the grant date. Options that are not exercised within exercise period will be forfeited.

The number of stock options granted by the Company is as follows:

Grant Date	Number of Options	Exercise Price
December 14, 2001	825,000	￦	2,000
March 21, 2003	100,000	￦	2,000
November 10, 2003	100,000	￦	2,000

A summary of the changes in stock options granted for the years ended December 31, 2007 and 2006 is as follows:

Options	Number of options	Weighted Average Exercise Price		Weighted Average Remaining Contractual Term
Outstanding at January 1, 2006	690,000	￦	2,000
Forfeited or expired	(35,000)		2,000
Outstanding at December 31, 2006	655,000		2,000	2.35
Vested and exercisable at December 31, 2006	655,000		2,000
Outstanding at January 1, 2007	655,000		2,000
Forfeited or expired	(65,000)		2,000
Outstanding at December 31, 2007	590,000	￦	2,000	1.39
Vested and exercisable at December 31, 2007	590,000	￦	2,000	1.39

No compensation expenses were recognized for the years ended 2007 and 2006.

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

In addition, on March 20, 2008, the Company granted stock options to purchase up to 575,000 common shares at an exercise price of ￦1,050 (Note 20).

17. Common stock and additional paid-in capital

The Company has increased the total number of shares of common stock authorized for issuance from 30 million to 60 million shares (par value per share: ￦500) by the special resolutions of stockholders’ meeting on September 14, 2007. As of December 31, 2007, 16,687,053 shares of common stock are issued and outstanding.

Under its articles of incorporation, the Company is also authorized to issue convertible bonds and bonds with warrants up to ￦50,000 million each. As of December 31, 2007, the principals of issued convertible bonds and bonds with warrants amounted to ￦5,629,200 thousand (or US$6,000 thousand) and ￦797,470 thousand (or US$ 850 thousand), respectively (Note 11).

On March 13, 2006, the bonds with warrants with par value of US$4,150 thousand were exercised into 5,437,053 shares of common stock. As a result, common stock has been increased by ￦2,719 million and additional paid-in capital has been decreased by ￦54 million.

18. Fair value of financial instruments

The estimated fair value of financial instruments is determined by the Company, using available market information and valuation methodologies considered to be appropriate. However, considerable judgment is required in interpreting market data to develop the estimates of fair value.

The following methods and assumptions were used to estimate the fair value of each class of significant financial instruments as of December 31, 2007 and 2006 for which it is practicable to estimate that value:

(i)	Cash and cash equivalents, restricted deposits, accounts receivable, account payable, convertible bonds and short-term borrowings

The carrying amount approximates fair value because of the short maturity of these financial instruments.

(ii)	Other investments

The Company believes it is not practicable to estimate the fair value without incurring excessive costs because there is no established market for this stock and it is inappropriate to estimate future cash flows, which are largely dependent on future patronage earnings of the investment.

(iii)	Long- term borrowings

The Company’s long-term borrowings approximate carrying value because the related rates of interest approximate current market rates.

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(iv)	Bonds with warrants

The fair value of bonds with warrants is estimated based on discounted cash flow using current rates offered for bonds with the same remaining maturities by financial institutions.

(v)	Derivatives

The fair value of derivatives is estimated based on pricing models using current market rates and records.

19. Concentrations of credit risks

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents, restricted deposits, and accounts receivable. Substantially all of the Company’s cash, cash equivalents, and restricted deposits are held at financial institutions that management believes to be of high credit quality.

A substantial portion of the Company’s sales for the years ended December 31, 2007 and 2006 was made to customers that are in the business of manufacturing batteries. Sales and accounts receivable from customers accounting for 10% or more of the Company’s sales are as follows:

(in thousand of Korean Won)	Sales for the year ended		Accounts receivable as of
Major Customers	December 31, 2007		December 31, 2007
Symbol Technologies, Inc.	￦	12,974,754	￦	2,755,119
Tianjin Lishen Battery Co., Ltd.		11,594,912		63,788
Samsung Electronics Co., Ltd.		7,701,353		118,770
Samsung SDI Co., Ltd.		4,405,712		2,359,638
	￦	36,676,731	￦	5,297,315

	Sales for the year ended		Accounts receivable as of
Major Customers	December 31, 2006		December 31, 2006
Samsung Electronics Co., Ltd.	￦	15,689,389	￦	91,062
Symbol Technologies, Inc.		12,321,883		2,326,283
	￦	28,011,272	￦	2,417,345

Enertech International, Inc.
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

20. Subsequent events

On March 20, 2008, the Company granted stock options to the Company’s directors to purchase up to 575,000 shares as presented below:

Number of Shares	Vesting Period	Exercise Price		Exercisable Period

287,500 shares	Over 3 years	￦	1,050	For 6 years after 3 years from grant date
287,500 shares	Over 4 years	￦	1,050	For 5 years after 4 years from grant date

575,000 shares

On October 24, 2008, Ener1, Inc. acquired, through the purchase of TVG Saehan Holdings Ltd. and TVG SEI Holdings Ltd., approximately 75.62% of the common stock of the Company. Ener1, Inc. acquired its equity stake in the Company, for 5 million shares of Ener1, Inc. common stock, 2.56 million warrants and US$600 thousand in cash.

On December 11, 2008, all of warrants were exercised and as allowed under the agreement, the bonds in the principal amount of US$850 thousand were tendered for exercise of warrants into shares of the Company’s common stock.

Enertech International, Inc.

(Formerly, Saehan Enertech, Inc.)

Unaudited Consolidated Interim Financial Statements

September 30, 2008 and 2007

Enertech International, Inc.
Consolidated Balance Sheets
As of September 30, 2008 and December 31, 2007
(In thousand of Korean Won except per share data)

	Unaudited
	2008		2007
ASSETS
Current assets:
Cash and cash equivalents	￦	562,425	￦	2,969,751
Restricted cash		2,677,030		4,052,512
Accounts receivable, net		8,654,062		7,968,769
Inventories, net		11,171,756		9,581,356
Prepaid value added taxes		190,855		195,264
Advance payments		39,813		206,814
Deferred income tax assets		-		72,888
Other current assets		349,646		548,597
Total current assets		23,645,587		25,595,951
Non-current restricted cash		32,500		52,500
Property, plant and equipment, net		17,407,213		18,500,625
Intangible assets		107,836		66,261
Deferred income tax assets		55,508		-
Other non-current assets		412,269		368,945
Goodwill		218,818		-
Total assets	￦	41,879,731	￦	44,584,282
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	￦	6,330,404	￦	6,727,814
Other payable		1,192,609		2,225,208
Short-term borrowings		6,125,228		9,056,501
Derivatives		19,539		218,697
Current portion of long-term borrowings		-		450,112
Current portion of convertible bonds		-		6,678,480
Bonds with warrants		1,468,959		1,020,559
Deferred income tax liabilities		5,878		-
Other current liabilities		748,922		351,270
Total current liabilities		15,891,539		26,728,641
Convertible bonds		11,524,714		-
Accrued severance benefit		1,330,746		963,700
Other long-term payable		102,000		51,200
Deferred income tax liabilities		-		1,912
Total liabilities		28,848,999		27,745,453

Commitments and contingencies		-		-
Minority interest		-		76,350

Stockholders’ equity:
Common stock, ￦500 par value; 60,000,000 shares authorized; 16,687,053 shares issued and outstanding at September 30, 2008 and December 31, 2007		8,343,527		8,343,527
Additional paid-in capital		8,354,685		8,337,831
Accumulated other comprehensive income		16,195		(258,023)
(Accumulated deficit) retained earnings		(3,683,675)		339,144
Total stockholders’ equity	￦	13,030,732	￦	16,762,479

Total liabilities and stockholders’ equity	￦	41,879,731	￦	44,584,282

The accompanying notes are an integral part of these financial statements.

Enertech International, Inc.
Consolidated Statements of Operations
Nine months ended September 30, 2008 and 2007
 (In thousand of Korean Won)

	Unaudited
	2008		2007
Sales	￦	32,731,753	￦	40,847,102
Cost of sales		28,907,400		33,717,333
Gross profit		3,824,353		7,129,769

Selling, general and administrative expenses		4,010,865		3,596,001
Research and development expenses		35,773		36,775
Depreciation and amortization		248,122		275,375
Impairment charges		806,599		-
Operating (loss) income		(1,277,006)		3,221,618
Other income (expense):
Interest income		74,803		187,260
Interest expense		(1,075,131)		(1,185,906)
Foreign currency (loss) gain, net		(1,564,987)		160,534
Gain on derivatives, net		80,075		69,602
Gain on cash discount from early payment of government grants		-		80,197
Others		9,787		54,105
Total other expenses, net		(2,475,453)		(634,208)
(Loss) income before income taxes and minority interest		(3,752,459)		2,587,410
Income tax expense		(270,360)		(69,045)
Minority interest in gain of consolidated Subsidiary		-		19,976
Net (loss) income	￦	(4,022,819)	￦	2,498,389

The accompanying notes are an integral part of these financial statements

Enertech International, Inc.
Consolidated Statements of Cash Flows
Nine months ended September 30, 2008 and 2007
 (In thousand of Korean Won)

	Unaudited
	2008		2007
Cash flows from operating activities:
Net (loss) income	￦	(4,022,819)	￦	2,498,389
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities :
Depreciation and amortization		2,887,176		2,961,004
Provision for severance benefit		483,387		421,109
Gain on disposal of property, plant and equipment, net		(2,239)		(17,918)
Interest expenses of bonds and amortization of bond issuance costs		670,220		471,269
(Gain) loss on derivatives		(80,075)		69,602
Foreign currency loss (gain), net		2,285,126		(81,981)
Stock-based compensation		16,854		-
Impairment charges		806,599		-
Others		-		(80,197)
Minority interest		-		19,976
Changes in operating assets and liabilities:
Accounts receivable		1,250,871		2,529,075
Inventories		(1,171,802)		(817,827)
Advance payments		173,077		136,130
Deferred income tax assets		34,290		56,846
Prepaid value added tax		4,409		163,173
Other current assets		198,452		42,792
Accounts payable		(1,985,692)		(1,447,740)
Other payable		(2,203,112)		24,479
Derivatives		(119,082)		-
Payments of severance benefit		(157,097)		(143,184)
Increase in deposits for severance benefit insurance		40,756		42,945
Other current liabilities		431,134		5,496
Net cash (used in) provided by operating Activities		(459,567)		6,853,438

Cash flows from investing activities:
Decrease (increase) in restricted cash		1,446,282		(95,953)
Proceeds from disposal of property, plant and equipment		58,534		18,000
Purchase of property, plant and equipment		(2,543,788)		(852,325)
Purchase of intangible assets		(677)		(2,111)
Purchase of minority interest		(294,054)		-
Others		(47,354)		40
Net cash used in investing activities		(1,381,057)		(932,349)

Cash flows from financing activities:
Increase in short-term borrowings		405,028		-
Payment of current portion of convertible bonds		(5,790,488)		-
Payment of short-term borrowings		(3,470,200)		(5,396,251)
Payment of current portion of long-term Borrowings		(450,112)		(673,104)
Issuance of convertible bonds		8,632,970		-
Net cash used in financing activities		(672,802)		(6,069,355)

Effect of exchange rates on cash and cash equivalents		106,100		(7,467)
Net decrease in cash and cash equivalents		(2,407,326)		(155,733)

Enertech International, Inc.
Consolidated Statements of Cash Flows
Nine months ended September 30, 2008 and 2007

	Unaudited
	2008		2007
Cash and cash equivalents at beginning of periods		2,969,751		2,690,883
Cash and cash equivalents at end of periods	￦	562,425	￦	2,535,150

Supplemental disclosure of cash flow information:
Interest paid	￦	3,224,134	￦	488,323
Income tax paid		118,092		51,869

Supplemental schedule of non-cash activities:
Reclassification of current portion of long-term borrowings		-		897,472
Reclassification of current portion of bonds with warrants		1,468,959		-
Write-off of accounts receivable		595,566		20,955

The accompanying notes are an integral part of these financial statements

Enertech International, Inc.
Consolidated Statement of Stockholders’ Equity
(Unaudited, in thousand of Korean Won, except per share data)

	Common stock
	Shares	Amount		Additional paid-in capital		Accumulated deficit		Accumulated other comprehensive income (loss)		Total stockholders’ equity

Balance at January 1, 2007	16,687,053	￦	8,343,527	￦	8,337,831	￦	(1,538,197)	￦	(266,213)	￦	14,876,948
Net income	-		-		-		2,498,389		-		2,498,389
Changes in accumulated translation adjustment	-		-		-		-		(7,631)		(7,631)
Total comprehensive income											2,490,758

Balance at September 30, 2007	16,687,053	￦	8,343,527	￦	8,337,831	￦	960,192	￦	(273,844)	￦	17,367,706
Balance at January 1, 2008	16,687,053	￦	8,343,527	￦	8,337,831	￦	339,144	￦	(258,023)	￦	16,762,479
Net loss	-		-		-		(4,022,819)		-		(4,022,819)
Changes in accumulated translation adjustment	-		-		-		-		274,218		274,218
Total comprehensive loss											(3,748,601)
Stock-based compensation cost	-		-		16,854		-		-		16,854

Balance at September 30, 2008	16,687,053	￦	8,343,527	￦	8,354,685	￦	(3,683,675)	￦	16,195	￦	13,030,732

The accompanying notes are an integral part of these financial statements.

Enertech International, Inc.
Notes to Unaudited Interim Consolidated Financial Statements
September 30, 2008 and 2007

1.	Corporate information

Enertech International, Inc. (formerly, Saehan Enertech, Inc.) (the “Company”) was incorporated on March 29, 2001 under the laws of the Republic of Korea (“Korea”) to engage in manufacturing and processing lithium ion polymer batteries and battery packs. In March 2008, the Company’s name was changed from Saehan Enertech, Inc. to Enertech International, Inc.

The Company has a subsidiary, Emerging Power, Inc. (“EP”), in the United States, which is engaged in wholesale distribution of lithium ion polymer batteries and battery packs. EP became a wholly-owned subsidiary of the Company as when EP purchased 15%(11% in February and 4% in September) of its own shares held by minority shareholders for a total purchase price of US$295 thousand, inclusive of acquisition costs. In accordance with Statement of Financial Accounting Standard No 141, Business Combinations, (“SFAS 141”) the acquisition of treasury shares by EP from its minority share holder is required to be accounted for using the purchase method.  The purchase method requires all assets and liabilities acquired, inclusive of intangible assets to be recorded by EP at their fair value at the date of purchase.

The Company has allocated the purchase price to the assets acquired and liabilities assumed as of the date of the acquisition as indicated in the table below:

(In thousand of Korean Won)	Fair Values Acquired
Cash and cash equivalents	￦	334,617
Accounts receivable		4,776,344
Inventory		4,235,449
Goodwill		218,818
Property and equipment		461,605
Other		454,712
Total assets		10,481,545
Term debt		450,336
Deferred taxes		9,248,242
Other		55,162
Total liabilities		9,753,740
Total consideration paid	￦	295,168

The amount of excess of the consideration paid over the fair value of assets and liabilities identified above has preliminarily been allocated to goodwill.  The Company is currently in the process of identifying and determining the fair value of intangible assets, if any, in accordance with SFAS 141. If any of the amount recorded preliminarily as goodwill is allocated to identifiable intangible assets, this amount may be subject to amortization. The Company estimates the impact of amortization of potential intangible assets on the statement of operation for the nine month period ended September 30, 2008 can range from zero to ￦29 million.

Enertech International, Inc.
Notes to Unaudited Interim Consolidated Financial Statements
September 30, 2008 and 2007

2.     Summary of significant accounting policies

Basis for presentation
The accompanying unaudited interim consolidated financial statements of the Company and its subsidiary have been prepared in accordance with Accounting Principle Board (“APB”) Opinion No. 28, Interim Financial Reporting, regarding interim financial information and, accordingly, do not include all of the information and note disclosures required by generally accepted accounting principles in the United States of America (“US GAAP”) for complete financial statements. In the opinion of the Company’s management, the unaudited interim consolidated financial statements include all normal recurring adjustments necessary to fairly present the information required to be set forth therein. All intercompany accounts and transactions have been eliminated. The results of operations for the nine months ended September 30, 2008 are not necessarily indicative of the results to be expected for a full year or for any other periods.

The year-end consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by US GAAP.

Recently issued accounting standards
In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), which requires that realization of an uncertain income tax position must be more likely than not before it can be recognized in the financial statements.  FIN 48 further prescribes the benefit to be recorded in the financial statements as the amount cumulatively more likely than not to be realized assuming a review by tax authorities having all relevant information and applying current conventions.  The Interpretation also clarifies the financial statement classification of tax-related penalties and interest and sets forth new disclosures regarding unrecognized tax benefits.  On January 23, 2008 at the FASB Board meeting, the FASB deferred the effective date of FIN 48 for nonpublic enterprises, except for nonpublic consolidated subsidiaries of public enterprises that apply US GAAP.  In addition, on December 17, 2008, the FASB further deferred the effective date of FIN 48 for nonpublic enterprises until annual periods beginning after December 15, 2008.  The Company has elected to adopt FSP FIN 48-b and will be deferring the adoption of FIN 48 until the issuance of the 2009 annual financial statements. The Company is still evaluating the impact of FIN 48 on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB Statement No. 115 (“SFAS 159”), which permits all entities to choose to measure many financial instruments and certain other items at fair value and consequently report unrealized gains and losses on these items in earnings. SFAS 159 was effective for the Company’s fiscal year beginning January 1, 2008. The Company has not elected the fair value option to measure certain financial instruments. The adoption of SFAS 159 did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

Enertech International, Inc.
Notes to Unaudited Interim Consolidated Financial Statements
September 30, 2008 and 2007

The Company adopted the provisions of SFAS No. 157, Fair Value Measurements (“SFAS 157”) on January 1, 2008. SFAS 157 defines fair value, establishes a market-based framework or hierarchy for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is applicable whenever another accounting pronouncement requires or permits assets and liabilities to be measured at fair value. SFAS 157 does not expand or require any new fair value measures; however the application of this statement may change current practice. In February 2008, the FASB decided that an entity need not apply this standard to non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis until fiscal years beginning after November 15, 2008. Accordingly, the Company’s adoption of this standard in 2008 was limited to financial assets and liabilities. The adoption of SFAS 157 did not have a material effect on the Company’s financial condition, results of operations or cash flows. The Company is still in the process of evaluating this standard with respect to its effort on non-financial assets and liabilities and therefore has not yet determined the impact that it will have on its consolidated financial statements upon full adoption in 2009.

In December 2007, the FASB issued SFAS No. 141R, Business Combinations (“SFAS 141R”). SFAS 141 establishes principles and requirements for how the acquirer in business combinations should recognize and measure identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS 141R to have a material impact on our consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements-An amendment of ARB No. 51 (“SFAS 160”). SFAS 160 requires that ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. It also requires companies to clearly identify and present on the face of the consolidated statement of income, the amount of consolidated net income attributable to the parent and to the non-controlling interest. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS 160 to have a material impact on our consolidated financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). The new standard is intended to help investors better understand how derivative instruments and hedging activities affect an entity’s financial position, financial performance and cash flows through enhanced disclosure requirements. The enhanced disclosures include, for example:

Enertech International, Inc.
Notes to Unaudited Interim Consolidated Financial Statements
September 30, 2008 and 2007

•	A tabular summary of the fair values of derivative instruments and their gains and losses;

•	Disclosure of derivative features that are credit-risk-related to provide more information regarding an entity’s liquidity; and

•	Cross-referencing within footnotes to make it easier for financial statement users to locate important information about derivative instruments.

SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company does not expect the adoption of FAS 161 to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (“GAAP”) for nongovernmental entities. SFAS 162 establishes that the US GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with US GAAP.  SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company does not expect the adoption of SFAS 162 to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

Enertech International, Inc.
Notes to Unaudited Interim Consolidated Financial Statements
September 30, 2008 and 2007

3.     Inventory

Inventories as of September 30, 2008 and December 31, 2007, consist of the following:

(In thousand of Korean Won)	Unaudited
	September 30, 2008		December 31, 2007

Merchandise	￦	211	￦	1,613
Finished goods		6,954,525		6,978,642
Work in process		644,679		519,992
Raw materials and supplies		4,385,830		2,782,824
Materials in-transit		21,850		15,750
		12,007,095		10,298,821
Valuation allowance		(835,339)		(717,465)
	￦	11,171,756	￦	9,581,356

4.     Property, plant and equipment

Property, plant and equipment as of September 30, 2008 and December 31, 2007 consist of the following:

(In thousand of Korean Won)	Unaudited
	September 30, 2008		December 31, 2007
Buildings	￦	6,297,012	￦	6,297,012
Machinery and equipment		23,165,304		23,081,047
Furniture and fixtures		5,984,081		5,651,723
Construction in progress		1,562,783		-
Vehicles		89,590		200,588
Property, plant and equipment, at cost		37,098,770		35,230,370
Less: Accumulated depreciation		(21,307,363)		(18,345,551)
Land		1,615,806		1,615,806
Property, plant and equipment, net	￦	17,407,213	￦	18,500,625

During the nine months ended September 30, 2008, the Company recorded impairment charges of ￦806,599 thousand related to the Company’s cellular phone division in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived assets (“SFAS 144”).

SFAS 144 requires the Company to evaluate the recoverability of certain long-lived assets whenever events or changes in circumstances indicate the carrying amount may not be recoverable. During 2007, the capacity utilization of the cellular phone division had been under the level that the Company believed to be normal. This was primarily due to a transition in product mix coupled with a seasonal decrease in market demand, which the Company deemed to be temporary and recoverable. However, in 2008, the Company determined, based on the revised forecasting, that the projected demand for certain of its products was significantly less than previously forecasted and that this decline was not temporary or seasonal. Therefore, the Company assessed whether there was a material impairment on the asset group pursuant to SFAS 144 and recorded impairment charges based on such assessment.

Enertech International, Inc.
Notes to Unaudited Interim Consolidated Financial Statements
September 30, 2008 and 2007

The impairment charge was measured as the excess of the carrying value of the asset group over its fair value. The fair value of the asset group was estimated using a present value technique, where expected future cash flows from the use and eventual disposal of the asset group was discounted at an interest rate commensurate with the risk of the cash flows.

5.     Short-term and long-term borrowings

Short-term borrowings

Short-term borrowings as of September 30, 2008 and December 31, 2007 consist of the following:

	Annual Interest	Unaudited
	Rate (%)
(In thousand of Korean Won)	2008	September 30, 2008		December 31, 2007

Trade financing	6.04 ~ 7.97	￦	4,247,000	￦	7,855,500
General term loans	6.81		1,326,746		421,000
Letter of credit	3.60		551,482		780,001
		￦	6,125,228	￦	9,056,501

The Company maintains bank overdraft facilities amounting to ￦2,000 million with Korea Exchange Bank as of September 30, 2008. Certain bank deposits, land and buildings are pledged as collateral for the above loans.

Long-term borrowings

Long-term borrowings as of September 30, 2008 and December 31, 2007 consist of the following:

	Unaudited
(In thousand of Korean Won)	September 30, 2008		December 31, 2007

Won currency loans	￦	-	￦	300,000
Foreign currency loans		-		150,112
		-		450,112
Less: Current portion		-		(450,112)
	￦	-	￦	-

Certain bank deposits, land and buildings are provided as collateral to guarantee the payment of the above debts.

As of September 30, 2008, the Company has trade financing agreements of ￦11,000 million and agreements on letters of credit amounting to US$9,268 thousand.

Enertech International, Inc.
Notes to Unaudited Interim Consolidated Financial Statements
September 30, 2008 and 2007

6.     Convertible bonds

On January 25, 2008, the Company issued US$ 9,173 thousand convertible bonds maturing January 25, 2013 which is convertible into common stock of the Company at a conversion price of ￦750 per share. According to the bond agreement, the conversion ratio is fixed to 11,564,092 shares if fully converted. The bonds are convertible from three months after its issuance date and until one month prior to the maturity date. The convertible bonds accrue interest at 8.5% per annum which is payable at maturity if the bonds are not converted prior to their maturity.

The conversion options above were analyzed under SFAS No. 133 and EITF No. 00-27 and the Company recognized no the beneficial conversion feature as there was no intrinsic value of conversion options.

The outstanding convertible bonds as of September 30, 2008 and December 31, 2007 are as follows:

(In thousand of Korean Won)	Unaudited
	September 30, 2008	December 31, 2007
Maturity Year	2013	2008
Coupon Rate	0%	0%
Yield to maturity (Annual)	8.5%	8.5%
Convertible bond	￦ 10,894,653	￦ 5,629,200
Add: accrued interest	630,061	1,049,280
Net	11,524,714	6,678,480
Less: portion due within one year	-	(6,678,480)
Long-term portion	￦ 11,524,714	￦ -

7.     Bond with warrants

On December 15, 2003, the Company issued US$ 5,000 thousand bonds maturing December 14, 2008 with detachable stock purchase warrants. The warrants are exercisable by the holders to purchase common stock from March 15, 2004 to November 14, 2008 and their exercise price at inception is ￦2,000 per share but is adjusted based upon the Company’s achievement of specified business targets. However, the exercise price may not be reduced below ￦750 per share. The exercise price of the warrants can be paid either by cash or by the holder tendering the equivalent amount of bonds to settle the exercise price. According to the bond agreement, the number of exercisable shares is determined using the spot exchange rate on the day of conversion. As a result, the total number of common shares to be issued upon exercise fluctuates with the change in exchange rate. The bonds accrue interest at 8.5% per annum which is payable at maturity. The bonds also have a put option that can accelerate the settlement of the bonds if certain conditions are not met.  Any bondholder may request the Company to redeem all or portion of the bonds at the principal amount plus the interest accrued up to the exercise date of the put option.

The warrants and put options qualified as derivative instruments under the provisions of SFAS 133 and EITF No. 00-19, respectively.  The Company separately accounted for the warrants and put options as derivatives at their fair value of ￦1,112,813 thousand and ￦983,873 thousand, respectively, as of the issuance date and subsequently marked to market these instruments periodically.

Enertech International, Inc.
Notes to Unaudited Interim Consolidated Financial Statements
September 30, 2008 and 2007

On March 13, 2006, 83% of warrants were exercised and as allowed under the agreement, the bonds in the principal amount of US$ 4,150 thousand were tendered for exercise of warrants into shares of the Company’s common stock. Effectively, 83% of the warrants exercised and the put option dismissed related to the bonds tendered were no longer treated as derivatives. The fair value of each derivative was marked to market on the date of the exercise and a gain or loss on derivatives was recorded. Upon the exercise of warrants and the tendering of the bonds as payment of the exercise price, the Company recognized ￦2,154,698 thousand of gain on extinguishment of bond and issued 5,437 thousand shares of common stock.

The outstanding bonds with stock purchase warrants as of September 30, 2008 and December 31, 2007 are as follows:

(In thousand of Korean Won)		Coupon Rate/	Unaudited
		Yield to
		Maturity	September 30,		December 31,
	Maturity Year	(Annual)	2008		2007

Bond with stock purchase warrants	2008	0% / 8.5%	￦	1,009,545	￦	797,470
Discount				(24,466)		(95,937)
Add: long-term accrued interest				483,880		319,026
Net				1,468,959		1,020,559
Less: portion due within one year				(1,468,959)		(1,020,559)

Long-term portion			￦	-	￦	-

A summary of the changes in the balance of the derivative liability from the above mentioned instruments as of September 30, 2008 and December 31, 2007 are as follows (In thousand of Korean Won):

	September 30, 2008		December 31, 2007		Gain
Warrants	￦	4,906	￦	68,222	￦	63,316
Put option		14,633		31,392		16,759

8.     Derivatives

In 2007, the Company entered into a derivative contract for managing exposures to foreign currency primarily to hedge the foreign exchange rate risk arising from accounts receivable from Emerging Power, Inc. This derivative instrument is measured at fair value and as it is not designated as a hedge based on the criteria established by SFAS 133, a gain or loss from changes in their fair value are recognized in earnings. The Company settled the derivative contract, and the related gain amounts to ￦216,161 thousand for the nine months ended September 30, 2008.

Enertech International, Inc.
Notes to Unaudited Interim Consolidated Financial Statements
September 30, 2008 and 2007

9.     Accrued severance benefit

Changes in accrued severance benefit for the nine months ended September 30, 2008 and 2007 are as follows:

	Unaudited
(In thousand of Korean Won)	2008		2007

Balance at the beginning of period	￦	1,736,172	￦	1,457,803
Provision for severance benefit		483,387		421,109
Actual severance payments		(157,097)		(143,184)
		2,062,462		1,735,728
Less: Severance insurance deposits		(731,716)		(456,907)
Balance at the end of period	￦	1,330,746	￦	1,278,821

The severance benefit is funded at approximately 35.5% and 26.3% as of September 30, 2008 and 2007, respectively, through a severance insurance deposit with Korea Development Bank and Korea Exchange Bank for the payment of severance benefit, and the deposits are deducted from accrued severance benefit liabilities. The beneficiaries of severance insurance deposits are the Company’s employees.

10.   Income taxes

The Company had a provision for income taxes of ￦270,360 thousand and ￦69,045 thousand for the nine months ended September 30, 2008 and 2007, respectively. The provision for income taxes is based on estimates of the Company’s expected liability or benefit for domestic and foreign income taxes during the periods, and is calculated by applying the estimated annual effective tax rate to the income  before income taxes, adjusted for any discrete items.

Deferred income taxes are recorded in accordance with SFAS No.109, Accounting for Income Taxes (“SFAS 109”), and are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates of laws in effect when differences are expected to reverse.

A valuation allowance on deferred income tax assets is recognized when it is more likely than not that the deferred tax assets will be realized. Realization of the future tax benefit related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the period during which the temporary differences reverse, the outlook for the economic environment in which the Company operates, and the overall future industry outlook. Based upon analysis of these factors, the Company has recorded a valuation allowance of ￦3,464,482 thousand and ￦2,846,809 thousand, on its consolidated net deferred tax assets at September 30, 2008 and at December 31, 2007, respectively.

Enertech International, Inc.
Notes to Unaudited Interim Consolidated Financial Statements
September 30, 2008 and 2007

11.  Stock-based compensation

As of September 30, 2008, the Company has a stock-based compensation plan in which stock options are granted to the Company’s directors and employees who have contributed to the Company’s establishment, management or innovation in technology, or who are expected to make such contribution. Stock options are only granted if approved by a special resolution at the Company’s stockholders meeting. Additionally, the total number of shares into which the options are exercisable may not exceed 10% of the total number of the Company’s then issued and outstanding shares.

Stock options granted in 2001 vest over two year period and are exercisable over four years period after three year from the grant date. Stock options granted in 2003 vest over two years period and are exercisable over seven years period after two years from the grant date. In relation to stock options granted in 2008, fifty percent (50%) of the stock option vest after three years employment following the grant date. The remaining fifty percent (50%) of the stock option vest after four years employment from the grant date. Options that are not exercised within vesting period will be forfeited.

The number of stock options granted by the Company as of September 30, 2008 is as follows:

Grant Date	Number of options	Exercise Price
December 14, 2001	825,000	￦	2,000
March 21, 2003	100,000		2,000
November 10, 2003	100,000		2,000
March 20, 2008	575,000		1,050

A summary of the changes in stock options granted for the nine months ended September 30, 2008 is as follows:

(In Korean Won except per share data)	Number of options	Weighted average exercise price		Weighted average remaining contractual term
Outstanding at January 1, 2008	590,000	￦	2,000
Granted	575,000		1,050
Forfeited or expired	(230,000)		2,000
Outstanding at September 30, 2008	935,000		1,416	5.29
Vested and exercisable at September 30, 2008	360,000	￦	2,000	0.21

The Company uses the Black-Scholes model to determine the fair value of equity-based awards at the date of grant. The risk free interest rate is based on the annual yield of Korea Government Securities bond with the comparable maturity (approximately 5 years) to the expected life of the option. Expected volatilities are based on the average volatility of the comparable companies on a daily basis that is equal in length to the expected term of the each stock option. The expected life of options granted represents the period over which the share-based awards are expected to be outstanding. It has been determined using the “shortcut method” described in SAB Topic 14.D.2, which is based on a calculation that determines the midpoint between the vesting date and the end of the contractual term. The Company has not paid any dividends in the past and has no intent to pay dividends in the foreseeable future on its common stock. Accordingly, the Company uses a dividend yield of zero in its assumption.

Enertech International, Inc.
Notes to Unaudited Interim Consolidated Financial Statements
September 30, 2008 and 2007

The Company estimates the forfeiture rate based on historical experience of its stock option awards that are granted, exercised and cancelled. If the actual forfeiture rate is materially different from the Company’s estimate, the share-based compensation expense could be significantly different from what the Company has recorded in the current period. The assumptions used to determine the fair value of the stock-options granted for the nine months ended September 30, 2008 are as follows:

Expected dividend yield		-
Risk free interest rate (%)		5.23
Expected volatility (%)		54.19
Expected life (in years)	6.0~6.5
Weighted average fair value of common stock	￦	567

For the nine months ended September 30, 2008 and 2007, the Company recognized stock-based compensation expense in the amount of ￦16,854 thousand and nil, respectively.

As of September 30, 2008, total unrecognized stock-based compensation cost related to non-vested stock options granted by the Company amounted to ￦91,324 thousand which is expected to be recognized as follows (in thousand of Korean Won):

Year	Unaudited
2008	￦	7,951
2009		31,546
2010		31,546
2011		17,340
2012		2,941
	￦	91,324

12.  Concentrations of credit risks

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents, restricted deposits, and accounts receivable. Substantially all of the Company’s cash, cash equivalents, and restricted deposits are held at financial institutions that management believes to be of high credit quality.

The Company had sales of ￦15,114 million and ￦15,104 million to two major customers in the nine months ended September 30, 2008 and 2007, respectively. Sales to these customers accounted for approximately 36% and 37% of the consolidated net sales of the Company in the nine months ended September 30, 2008 and 2007, respectively. Primarily as a result of the above-mentioned trading businesses, the Company had receivables of approximately ￦12,199 million and ￦2,021 million from these customers at September 30, 2008 and 2007, respectively, which are included in accounts receivable in the accompanying consolidated balance sheet

Enertech International, Inc.
Notes to Unaudited Interim Consolidated Financial Statements
September 30, 2008 and 2007

13.  Subsequent events

On October 24, 2008, Ener1, Inc. acquired, through the purchase of TVG Saehan Holdings Ltd. and TVG SEI Holdings Ltd., approximately 75.62% of the common stock of the Company. Ener1, Inc. acquired its equity stake in the Company, for 5 million shares of Ener1, Inc. common stock, 2.56 million warrants and $600 thousand in cash.

On December 11, 2008, all of warrants was exercised and as allowed under the agreement, the bonds in the principal amount of US$850 thousand were tendered for exercise of warrants into shares of the Company’s common stock.